AMENDMENT TO
                        DECLARATION OF TRUST OF ARK FUNDS

         This Amendment made as of the 10th day of December 1999, by the Trustees whose names are set forth below,

                               W I T N E S S E T H:

         WHEREAS, the Declaration of Trust of ARK Funds (the "Trust"), a trust with transferable shares under the laws of The Commonwealth of Massachusetts was signed and delivered by Arthur S. Loring and Nancy M. Morris, as initial Trustees, on October 22, 1992, and thereafter was filed in the offices of the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston; and

         WHEREAS, Article XII, Section 7 of the Declaration provides certain procedures for the amendment thereof; and

         WHEREAS, the Declaration was amended and restated as of the 19th day of March 1993, and thereafter was filed in the offices of the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston; and

         WHEREAS, the Trustees have determined that it is desirable and in the best interest of the Trust and its shareholders that the Declaration be further amended as herein provided;

         NOW THEREFORE, the Trustees do hereby further amend the Declaration as follows:

         1. Paragraph (d) of Article XI, Section 2 of the Declaration is amended in its entirety to read as follows:

                  "(d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 2 may be paid by the applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section 2; provided, however, that either
         (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither interested persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 2."

         IN WITNESS WHEREOF, the undersigned, being all the Trustees of the Trust, have executed this instrument as of the day and year first above written.



                                                      /s/ William H. Cowie, Jr.
                                                      -------------------------
                                                      William H. Cowie, Jr.



                                                      /s/ David D. Downes
                                                      -------------------
                                                      David D. Downes



                                                      /s/ Victor Garland
                                                      ------------------
                                                      Victor Garland



                                                      /s/ Rick A. Gold
                                                      ----------------
                                                      Rick A. Gold



                                                      /s/ Charlotte R. Kerr
                                                      ---------------------
                                                      Charlotte R. Kerr



                                                      /s/ Thomas Schweizer
                                                      --------------------
                                                      Thomas Schweizer



                                                      /s/ Richard B. Seidel
                                                      ---------------------
                                                      Richard B. Seidel


Subscribed and sworn to before me, a Notary Public, this 8th day of December, 2000.



                                                      Jacqueline Mingo
                                                      ----------------
                                                      Notary Public

(Official Seal)

My commission expires July 1, 2004.